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                                  EXHIBIT 24.1

                     POWER OF ATTORNEY OF LUCIE J. FJELDSTAD


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Lucie J. Fjeldstad, hereby constitutes and appoints Peter A. Allen or Gordon A. Gardiner her true and lawful attorney-in-fact and agent, for her and her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Data Dimensions, Inc., a Delaware corporation, and any amendments or supplements thereto, and to file this Power of Attorney and the Form S-3, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and the Nasdaq National Market System, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

         Dated this 4th day of March, 1999.

Signature:


/s/ Lucie J. Fjeldstad
--------------------------------
Lucie J. Fjeldstad



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